SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549



                                FORM 8-K/A No. 1

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934

        Amendment No. 1 to Form 8-K filed on January 31, 1996 (Date of earliest event reported was December 21, 1995)

                  COEUR D'ALENE MINES CORPORATION
            (Exact name of Registrant as specified in its charter)

                            Idaho 1-8641 82-0109423

  (State or other jurisdiction (Commission (IRS Employer of incorporation or organization File Number) Identification No.)


                        505 Front Avenue, P.O. Box "I"
                          Coeur d'Alene, Idaho 83814
              (Address of principal executive offices) (zip code)


      Registrant's telephone number, including area code: (208) 667-3511

         The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed on January 31, 1996, as set forth in the pages attached hereto:

         Item 2    -              Acquisition or Disposition of Assets

         Item 5    -              Other Events

       Item 7(b) -                Financial Statements and Pro Forma Financial
                                  Information

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                   COEUR D'ALENE MINES CORPORATION

Date: February 15, 1996

                                   /s/Dennis E. Wheeler
                                   Chairman, President and
                                   Chief Executive Officer




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Item 2.  Acquisition or Disposition of Assets.


         The Current Report on Form 8-K filed by Coeur d'Alene Mines Corporation (the "Company") on January 31, 1996 (the "Form 8-K") is hereby amended to relocate the disclosure set forth under Item 2 of the Form 8-K to appear under Item 5 ("Other Events") of the Form 8- K. The relocation of such disclosure is being made in view of the fact that the Company's acquisition of shares and an option to acquire shares of Orion Resources NL, an Australian gold mining company, ("Orion") does not constitute the acquisition of a "significant amount of assets" within the meaning of Instruction 4 to Item 2 of Form 8-K. In that regard, the amount paid by the Company in connection with the acquisition did not exceed 10% of the Company's total assets, and Orion does not constitute a "significant business" within the meaning of Rule
11-01(b) of Regulation S-X because the Company does not have a controlling influence over Orion for purposes of defining the term "subsidiary" under Rule 1-02(x) of Regulation S-X.


Item 5.  Other Events.

         The disclosures set forth under this Item of the Form 8-K are hereby expanded to include the disclosures earlier set forth under Item 2 of the Form 8-K, as discussed above.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Businesses Acquired

                  The Company hereby eliminates the statements made under Item 7(a) of the Form 8-K in view of the fact that the Company's acquisition of an interest in Orion did not constitute a business acquisition required to be described in answer to Item 2 above.

         (b)   Pro Forma Financial Information

                  The Company hereby eliminates the statements made under Item 7(b) of the Form 8-K in view of the fact that the Company's acquisition of an interest in Orion did not constitute a transaction required to be described in answer to Item 2.






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